QuickLinks -- Click here to rapidly navigate through this document

Exhibit 2

000000 0000000000 0 0000
Royal Olympic Cruise Lines Inc.
000000000.000 ext
000000000.000 ext
000000000.000 ext
MR A SAMPLE	000000000.000 ext
DESIGNATION (IF ANY)	000000000.000 ext
ADD 1	000000000.000 ext
ADD 2	000000000.000 ext
ADD 3
ADD 4	Holder Account Number
ADD 5
ADD 6

Use a black pen. Mark with an X inside the grey areas as shown in this example.	☒	☐	Mark this box with an X if you have made changes to your name or address details above.

Annual Meeting Proxy Card

A Election of Class II Directors
Unless otherwise instructed, the Proxyholder will vote as he thinks fit.
	For	Withhold
01—Costakis Loizou	☐	☐
02—Vakis Loizou	☐	☐
03—Yiannos Pantazis	☐	☐
B Issues
Unless otherwise instructed, the Proxyholder will vote as he thinks fit.
	For	Against	Abstain
2. Reappointment of Auditors.	☐	☐	☐
3. Upon such other business as may properly come before the meeting and any adjournments thereof.
C Authorized Signatures—Sign Here—This section must be completed for your instructions to be executed.
1. A corporate shareholder should execute this proxy under its common seal (if any) or under the hand of any duly authorized officer or director.
2. This proxy should be completed, dated, signed by the shareholder(s) and returned promptly in the enclosed envelope.
3. This proxy should be read in conjunction with the Notice and the Proxy Statement.

Signature 1—Please keep signature within the box	Signature 2—Please keep signature within the box	Date (mm/dd/yyyy)

/ /

Proxy—Royal Olympic Cruise Lines Inc.

The undersigned being a Shareholder/Shareholders of the above named Company, hereby appoints each of Mr. Yiannos Pantazis and Mr. George Kassapis acting jointly, with full power of substitution, as my/our proxy to vote all shares which the undersigned is/are entitled to vote at the Annual Meeting of the Company to be held at 87 Akti Miaouli, 185 38 Piraeus, Greece on November 18, 2003, at 11:00 a.m. or at any adjournment thereof.

(Continued, and to be dated and signed, on reverse side.)

QuickLinks

  Exhibit 2